UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2011 (September 6, 2011)

DOCUMENT CAPTURE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27773	80-0133251
(State or other jurisdiction of	(Commission File Number)	(I.R.S.Employer
incorporation or organization)		Identification Number)

4255 Burton Drive
Santa Clara, California 95054
 (Address of principal executive offices, Zip code)

408-436-9888 ext. 207
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2011, the Company hired Martin Boliek as the Company’s Chief Technology Officer.

Mr. Boliek will receive a base salary of $220,000 per year and will receive 250,000 options to purchase shares of the company’s common stock vesting over a three year period.  Mr. Boliek will be entitled to earn an annual cash bonus based on the attainment of certain performance criteria to be established by the Company.

For the past two years Mr. Boliek was a private consultant to technology companies and a legal firm. He drove the development of an IP strategy and execution for a secure mobile multimedia start-up company and a satellite imaging start-up company. Also, during this time Mr. Boliek performed as product development manager for a new energy monitoring and efficiency product offering for a large office equipment and services company. Additionally, Mr. Boliek was the content research leader for a stealth start-up offering SaaS application discovery and management and was the co-founder, CTO, and lead developer for a cloud-based document-processing stealth start-up company.

From 1990 through 2009, Mr. Boliek held various positions with Ricoh Innovations, Inc.  From 2008 through 2009 Mr. Boliek was a Program Manager where he led customer-involved experiments designed to measure the impact of new office technology in terms of customer performance metrics.  Previously, Mr. Boliek was the leader of the Color Image Processing research group, where he invented or co-invented many new technologies including Compression with Reversible Embedded Wavelets, a progressive image compression technology which led directly to the JPEG 2000 still image coding standard (Mr. Boliek was the editor of Parts 1 and 2), a high-speed parallel lossless entropy coder which was used for digital document collation, printing display list technology, and in video games. Mr. Boliek also conceived of a Wavelet-based enhancement system and led the invention, development, and technology transfer. This technology is currently deployed in many Ricoh products.

Mr. Boliek holds more than 50 issued patents with more pending.  He has published more than 25 academic journal and conference papers and received several awards from Ricoh (e.g. No. 1 Technology Award, Best Conference paper, Responder Award) and ISO (e.g. Gene Milligan Award, Certificates of Appreciation) and is a Senior Member of the IEEE. Mr. Boliek received his Masters of Business Administration from the University of San Francisco, his Masters of Science in Electrical Engineering from the University of California, Davis and his Bachelor of Arts in Physics from the University of California, Santa Cruz.

During each of the years ended December 31, 2010 and 2009, and from January 1, 2011 through the date hereof, the Company did not enter into any transactions with Mr. Boliek or any related parties of which Mr. Boliek is affiliated.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

None.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company does not undertake a duty to update any forward looking statements made in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

Date: September 12, 2011	By: /s/ David P. Clark
Name: David P. Clark
Title: Chief Executive Officer